Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Steven Kaplan, 972/443-5115 skaplan@healthaxis.com Or Media Contact: Blake Lewis, 972/231-1800 blake@penninoandpartners.com

Healthaxis and UICI Agree to Early Termination of Information
Technology Services Agreement

Future Expected Earnings Converted to Cash

IRVING, TX (June 11, 2002) — Healthaxis (Nasdaq: HAXS) today announced that the company and UICI (NYSE: UCI) have mutually agreed to an early termination of Healthaxis’s Information Technology Services Agreement with UICI, which was otherwise scheduled to expire by its terms in January, 2005.

The early termination of the Services Agreement, requested by Healthaxis and made by mutual decision of both companies, reflects UICI’s changing information systems approach and the shift of Healthaxis’ business strategy to focus on its strong benefit administrator solutions, its web connectivity capabilities and its imaging and data capture services. It also removes the future uncertainty of the levels of Healthaxis revenues and earnings to be derived from the Services Agreement, which have been in decline over the past year. UICI had previously publicly stated that it did not intend to renew the Services Agreement when it expires in January 2005 and that it was likely that the overall expenditures to Healthaxis for these services would continue to decline over the remaining term of the Agreement.

As part of the termination arrangements, UICI will pay Healthaxis a one-time sum of $6.50 million and will tender 500,000 shares of Healthaxis common stock back to the Company. Substantially all of the Healthaxis technical personnel currently supporting UICI under the Services Agreement will transfer to UICI on or about June 15, 2002.

“We believe that this is truly a win-win situation for Healthaxis and for UICI. We are exiting the only information technology outsourcing agreement we have, UICI is able to accelerate its strategic goal of gaining direct control of its information technology resources, and Healthaxis is able to convert a declining and uncertain revenue stream into current cash”, said James W. McLane, chairman, president and chief executive officer of Healthaxis. “This arrangement allows us to further sharpen our concentration on our web-based connectivity tools for managed care organizations and our benefit administration solutions for TPAs, employers and government entities, while providing additional cash to invest in both our organic growth and strategic initiatives.”

“We are pleased to complete this transaction, as it clearly advances UICI’s previously expressed strategic goal of gaining greater control over its information technology resources and managing its own information technology staff,” commented Gregory T. Mutz, President and Chief Executive Officer of UICI. “As a significant Healthaxis shareholder, UICI wishes only the best things for Healthaxis as it continues to sharpen its strategic focus on its core competencies.”

About Healthaxis

Healthaxis (NASDAQ: HAXS) develops, implements, and operates web-enabled information solutions exclusively for health insurance companies, third party administrators (TPAs), intermediaries and employers with self-funded benefit plans. The company’s products and services enable clients to use both new and legacy systems to solve unique business problems and create competitive advantage in today’s and tomorrow’s marketplace. Healthaxis is built around a strong professional team that understands the payer world, combining extensive insurance industry and technical experience. Through readily configurable products, such as eHealthTalk, WebAxis, Insur-Claims, Insur-Admin, Broker Distribution, Retail Distribution, Self Service, Rating and Product Definition, Online Enrollment Solutions and Imaging and Data Capture, Healthaxis brings HIPAA-compliant answers to real-world requirements in distribution and sales, eligibility and enrollment, processing, administration and connectivity. For information on Healthaxis products and services, call (800) 519-0679 or visit www.healthaxis.com. For investor information, call (972) 443-5115.

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Note on Forward-looking Statements: Statements that are not purely historical facts, including without limitation statements about anticipated or expected future revenue and earnings growth and profitability, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include without limitation the risks and uncertainties identified in our documents filed with, or furnished to, the Securities and Exchange Commission, including those identified under the caption “Business-Risk Factors” in our Form 10-K for the year ended December 31, 2001. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements.